Adamis Pharmaceuticals Corporation 10-Q

 Exhibit 10.1

JUNE 2018 AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS JUNE 2018 AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "June 2018 Amendment") is dated as of June 28, 2018 (“Agreement Date”), with an effective date of June 1, 2018, and is entered into by and between BEAR STATE BANK, N.A., a national banking association ("Lender"), and ADAMIS PHARMACEUTICALS CORPORATION, a Delaware corporation ("Borrower").

WHEREAS, Lender extended a business loan to Borrower, in the initial amount of Two Million and No/100 United States Dollars ($2,000,000.00) (the "Loan"), as set forth in that certain Loan and Security Agreement by and between Lender and Borrower dated March 2016 (collectively, with all previous amendments thereto, including without limitation, that certain Amendment to Loan and Security Agreement dated November 3, 2016, and that certain March 2018 Amendment to Loan and Security Agreement, the "Loan Agreement");

WHEREAS, in connection with the Loan and the Loan Agreement, Borrower issued to Lender a Common Stock Purchase Warrant dated March 28, 2016 (the “Warrant”) entitling Lender, in the circumstances set forth in the Warrant, to purchase from Borrower up to 1,000,000 shares (the “Warrant Shares”) of common stock, $0.0001 par value per share, of Borrower (“Common Stock”), at the per share Exercise Price as defined and set forth in the Warrant; and

WHEREAS, Borrower and Lender desire that the Loan Agreement and the Warrant be amended as set forth in this June 2018 Amendment, but that all other terms, conditions, and provisions of the Loan Agreement and the Warrant will remain in full force and effect solely except as set forth in this June 2018 Amendment;

WHEREAS, Borrower hereby intends to and by execution hereof ratifies and affirms Borrower’s unqualified and unconditional liability on all indebtedness of the Loan;

NOW, THEREFORE, for and in consideration of Lender’s agreement to the amendments set forth in this June 2018 Amendment, the Loan Agreement, and the covenants, warranties and representations of Borrower contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, it is agreed as follows:

AGREEMENT

The recitals set forth above are not mere recitals of fact but are contractual in nature and are intended by the parties to be incorporated into this June 2018 Amendment by reference, except in the event of a conflict between the incorporated recitals and the numbered sections of this June 2018 Amendment, the numbered sections of this June 2018 Amendment shall control. Terms and provisions which are not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement or the Warrant, as applicable.

1.

Amendment of Warrant. The second sentence of Section 2(a) of the Warrant is amended to provide in full as follows:

“a) (i) Upon the occurrence of an Event of Default (as defined in the Loan Agreement) and the delivery of notice by Holder under the Loan Agreement that Holder is accelerating all amounts owed by the Company under the Loan Agreement and declaring the Obligations (as defined in the Loan Agreement) immediately due and payable, or (ii) if the Company has not paid in full all amounts required to be paid to Holder under the Loan Documents on or before the Maturity Date (as defined in the Loan Agreement) (each, an “Exercise Event”), the Holder shall be entitled to Exercise the rights represented by this Warrant, in whole or in part, to acquire Warrant Shares in a number that Holder in good faith believes will, upon sale of such shares, be sufficient to cure or pay off the Obligations due to Holder under the Loan Documents, at any time or times on or before the Termination Date by facsimile delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed notice of exercise (the “Notice of Exercise”) in substantially the form of the Notice of Exercise Form annexed hereto.”

2.

Amendment of Loan Agreement.

(a)

Section 1.1(j) of the Loan Agreement is amended to provide in full as follows: “"Warrant" shall mean that certain Common Stock Purchase Warrant, Adamis Pharmaceuticals Corporation, dated on or about the date of this Agreement and entered into between Borrower and Lender, as the same may be amended from time to time.”

(b)

The last sentence of Section 10.2 of the Loan Agreement is amended to provide in full as follows:

“Further, Lender shall have the express right to exercise all rights and powers available to it pursuant to the Warrant, either following the occurrence of an Event of Default, or otherwise as provided in the Warrant, if Borrower has not paid in full all amounts required to be paid to Lender under the Loan Documents on or before the Maturity Date.”

3.

Estoppel; Waiver; Ratification and Release.  For and in consideration of the Lender’s agreement to amend the Loan Agreement and the Warrant as set forth herein, receipt and sufficiency being acknowledged, Borrower, as evidenced by its signature below, agrees and acknowledges its unqualified and unconditional obligation for the Indebtedness without defense, affirmative defense, counterclaim, right of setoff or other impediment to collection, and the same, if existing, being expressly released and waived by Borrower in consideration for Lender entering into this June 2018 Amendment.

4.

UCC. Notwithstanding any provisions hereof or execution by Lender, this June 2018 Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender should any lien searches or other confirmatory title information regarding the Collateral (to be provided at the expense of Borrower) reflect any default under the Loan or creation of any adverse claim or interest regarding the Collateral. In addition, Borrower authorizes Lender to file any and all initial, amendatory or continuation Uniform Commercial Code filings deemed necessary by Lender.

5.

Good Standing of Borrower. Notwithstanding any provisions hereof or execution by Lender, this June 2018 Amendment (and all documents executed in connection herewith) shall be voidable at the option of Lender in the event Borrower is not validly existing and under its state of formation at the time of execution of this June 2018 Amendment.

6.

No Further Modifications. Except as expressly set forth above, the terms and provisions of the Loan Agreement shall remain in full force and effect.

[ Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have duly executed this June 2018 Amendment as of the date first written above, with an effective date as first written above.

BORROWER:

ADAMIS PHARMACEUTICALS CORPORATION,
a Delaware corporation

By:	/s/ Robert O. Hopkins
Name:	Robert O. Hopkins
Title:	Chief Financial Officer

LENDER:

BEAR STATE BANK, N.A.
a national banking association

By:	/s/ Steve Moore
Name:	Steve Moore
Title:	Executive Vice President

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